SAFEGUARD SCIENTIFICS, INC.

              EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                    (000 omitted except per share data)


                                                          Three Months Ended
                                                               March 31
                                                         -------------------
                                                          1995           1994
                                                         -------       -------
Primary earnings per common share

Net earnings                                             $3,536         $3,283
Adjustment   (1)                                           (125)          (157)
                                                         ------         ------
                                                         $3,411         $3,126
                                                         ======         ======
Average common shares outstanding                         9,540          9,362

Average common share equivalents                            487            426
                                                         ------         ------
Average number of common shares and
common share equivalents outstanding                     10,027          9,788
                                                         ======         ======
Primary earnings per common share                          $.34           $.32
                                                         ======         ======

Fully diluted earnings per common share

Primary net earnings                                     $3,536         $3,283
Adjustment   (1)                                           (404)          (344)
                                                         ------         ------
                                                         $3,132         $2,939
                                                         ======         ======
Average common shares outstanding                         9,540          9,362

Average common share equivalents                            525            426
                                                         ------         ------
Average number of common shares
assuming full dilution                                   10,065          9,788
                                                         ======         ======
Fully diluted earnings per common share                    $.31           $.30
                                                         ======         ======
(1)  Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).

       Share and per share data have been retroactively adjusted to reflect the two-for-one split of the Company's common shares effective
September 7, 1994.
